SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2010

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Navy Yard Corporate Center, Three Crescent Drive, Suite 200, Philadelphia, PA	19112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

          On September 8, 2010, Tasty Baking Company (the “Company”) issued a press release announcing that pursuant to the terms of the Purchase and Sale Agreement between the Company and TKMG Associates, L.P. dated April 5, 2010, as amended (the “Agreement”), the Company closed on the sale of its former (i) corporate office and distribution center located on Fox Street in Philadelphia, PA and (ii) bakery property located on Hunting Park Avenue in Philadelphia, PA (collectively, the “Property”). The Company originally disclosed entering into the Agreement on a Form 8-K filed with the Securities and Exchange Commission on April 6, 2010.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information disclosed in this Item 7.01 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or in any other document filed with the SEC, except as specifically set forth in such document or as provided in Item 8.01 below.

Item 8.01	Other Events.

On September 7, 2010, the Company closed on the sale of the Property to TKMG Associates, L.P. for a sale price of $6,000,000.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit 99.1 Press Release dated September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date:	September 8, 2010	/S/ Paul D. Ridder
Paul D. Ridder
Senior Vice President and Chief
Financial Officer